Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street, P. O. Box 4000
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND THE FULL YEAR OF 2007

Riverhead, New York, January 15, 2008 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the fourth quarter and full year of 2007. Earnings-per-share for the quarter were $0.58, an increase of 5.5 percent from $0.55 during the comparable period of 2006. Net income for the quarter was $5,604,000, up 0.1 percent from the same quarter last year. Earnings-per-share for the year to date were $2.24, an increase of 1.8 percent from $2.20 during the comparable period of 2006. Net income for the year was $22,128,000, down 2.2 percent from the same period last year. A detailed financial summary follows the text of this release.

Chairman, President, and Chief Executive Officer, Thomas S. Kohlmann, remarked, “It is gratifying to have encouraging news to report for a period of time when financial markets were so unpredictable. We were able to increase earnings per share over 2006 for both the fourth quarter and full year. Return on average equity remained in excess of 21 percent for the quarter and the year. Our average loan portfolio grew moderately from the same quarter last year, by a bit more than six percent. As liquidity contracted both domestically and globally as a result of recent losses in the sub-prime mortgage markets, deposits were flat and there was migration from non-maturity time deposits to higher yielding certificates of deposit. Average borrowings increased, resulting in a substantial increase in interest expense and small declines in net interest income and margin for the quarter and the year. While the provision for possible loan losses was increased during the fourth quarter to reflect our historic methodology in computing the allowance, it was down 61 percent for the year, and we were able to post net recoveries for both the quarter and the year. Non interest income increased modestly for the quarter, and was essentially flat for the year. We kept a tight rein on non-interest expense, which was actually down by 2.3 percent for the quarter, and up 1.0 percent for the year while average assets increased by 1.8 percent for the quarter and 0.3 percent for the year. Finally, we managed capital to the regulatory standard of ‘well-capitalized,’ while also maximizing profitability for our shareholders. The biggest challenges in the past quarter remained in funding our operations, as major players in worldwide markets have bid up the price of funds as they wrote down a significant portion of their investments in mortgages and mortgage-backed securities, as well as other exotic financial instruments.”

He continued, “If these remarks sound familiar to those I have made in the past, they are and should be. Banking is an incremental business, built on margins. Achievement in this industry is based on a disciplined and careful approach to maintaining those margins. We build our balance sheet one, carefully underwritten loan at a time; one, thoughtfully considered security at a time; and one, correctly priced deposit at a time. Key is the ability to adhere to consistent and well-considered standards, in both boom times and in times like these. The true value in our business lies in the relationships we build with our customers over months and years. There are no sudden pops or sizzle at a well-run bank, just a steady accumulation of value based on the time value of money over the long-run. Success lies in doing a great number of small things well while avoiding major mistakes. As an example, once again, I would like to remind investors that we avoided the temptation of the sub-prime market altogether, both by maintaining our standards in the loans we make directly, and by investing in collateralized mortgage obligations the quality and structure of which we have evaluated as carefully as we underwrite our loans. We want to preserve our place among the higher performing banks in the nation.”

Mr. Kohlmann finished saying, “2008 will be a difficult year as financial markets and the economy in general sort themselves out. We are ready, clearly and sharply focused on our shareholders’, customers’, and employees’ common interests, today, tomorrow, and in the years to come.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 29 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE January 15, 2008 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	4th Qtr 2007	4th Q 2006	Change	YTD 2007	YTD 2006	Change
EARNINGS
Earnings-Per-Share - Basic	$0.58	$0.55	5.5%	$2.24	$2.20	1.8%
Cash Dividends-Per-Share	0.22	0.22	0.0%	0.88	0.88	0.0%
Net Income	5,604	5,597	0.1%	22,128	22,628	(2.2%)
Net Interest Income	15,850	16,466	(3.7%)	63,964	65,710	(2.7%)
AVERAGE BALANCES
Average Assets	$1,417,965	$1,393,475	1.8%	$1,412,581	$1,408,651	0.3%
Average Net Loans	923,724	870,805	6.1%	904,887	892,588	1.4%
Average Investment Securities	406,514	420,596	(3.3%)	412,701	415,880	(0.8%)
Average Interest-Earning Assets	1,330,620	1,304,947	2.0%	1,320,226	1,313,894	0.5%
Average Deposits	1,152,482	1,155,893	(0.3%)	1,154,123	1,152,697	0.1%
Average Borrowings	143,734	113,574	26.6%	133,859	137,511	(2.7%)
Average Interest -Bearing Liabilities	864,518	828,416	4.4%	862,429	859,141	0.4%
Average Equity	103,800	107,585	(3.5%)	103,052	102,101	0.9%
RATIOS
Return on Average Equity	21.60%	20.81%	3.8%	21.47%	22.16%	(3.1%)
Return on Average Assets	1.58%	1.61%	(1.9%)	1.57%	1.61%	(2.5%)
Average Equity/Assets	7.32%	7.72%	(5.2%)	7.30%	7.25%	0.7%
Net Interest Margin (FTE)	4.99%	5.23%	(4.6%)	5.06%	5.16%	(1.9%)
Efficiency Ratio	52.47%	52.24%	0.4%	54.17%	52.34%	3.5%
Tier 1 Leverage Ratio Dec. 31	7.57%	8.02%	(5.6%)
Tier 1 Risk-based Capital Ratio Dec. 31	9.52%	10.56%	(9.8%)
Total Risk-based Capital Ratio Dec. 31	10.20%	11.28%	(9.6%)
ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$(11)	$(3)	266.7%	$(134)	$3,243	(104.1%)
Net Charge-offs/Average Net Loans (annual)	(0.00%)	(0.00%)	0.0%	(0.01%)	0.36%	(102.8%)
at end of period:
Non-accrual & Restructured Loans	$1,648	$824	100.0%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing Assets	1,648	824	100.0%
Allowance/Non-performing Assets	465.53%	916.38%	(49.2%)
Allowance/Loans, Net of Discount	0.80%	0.85%	(5.9%)
Net Loans/Deposits	83.19%	77.60%	7.2%
EQUITY
Shares Outstanding	9,610,730	10,242,292	(6.2%)
Common Equity	$108,981	$108,566	0.4%
Book Value Per Common Share	11.34	10.60	7.0%
Tangible Common Equity	108,167	107,752	0.4%
Tangible Book Value Per Common Share	11.25	10.52	7.0%
LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$204,242	182,840	11.7%
Commercial Real Estate Mortgages	318,601	292,458	8.9%
Real Estate - Construction Loans	83,715	80,687	3.8%
Residential Mortgages (1st and 2nd Liens)	184,743	155,107	19.1%
Home Equity Loans	67,081	76,361	(12.2%)
Consumer Loans	99,314	103,102	(3.7%)
Other Loans	1,104	892	23.8%

Total Loans (Net of Unearned Discounts)	$958,800	$891,447	7.6%

PRESS RELEASE January 15, 2008 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	December 31,		Change
	2007	2006
ASSETS
Cash & Due From Banks	$56,633	$43,576	30.0%
Federal Funds Sold	2,700	—	100.0%
Investment Securities:
Available for Sale, at Fair Value	392,796	403,246	(2.6%)
Obligations of States & Political Subdivisions	9,055	9,913	(8.7%)
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	7,818	4,446	75.8%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	410,407	418,343	(1.9%)
Total Loans	958,800	891,447	7.6%
Allowance for Loan Losses	7,672	7,551	1.6%

Net Loans	951,128	883,896	7.6%
Premises & Equipment, Net	22,143	22,471	(1.5%)
Accrued Interest Receivable, Net	7,359	7,609	(3.3%)
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	19,397	15,940	21.7%

TOTAL ASSETS	$1,470,581	$1,392,649	5.6%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$423,225	$426,924	(0.9%)
Saving, N.O.W. & Money Market Deposits	404,457	438,190	(7.7%)
Time Certificates of $100,000 or More	116,795	81,842	42.7%
Other Time Deposits	198,898	192,119	3.5%

Total Deposits	1,143,375	1,139,075	0.4%
Federal Home Loan Bank Borrowings	143,500	67,000	114.2%
Repurchase Agreements	54,820	53,135	3.2%
Dividend Payable on Common Stock	2,121	2,253	(5.9%)
Accrued Interest Payable	2,247	3,373	(33.4%)
Other Liabilities	15,537	19,247	(19.3%)

TOTAL LIABILITIES	1,361,600	1,284,083	6.0%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,610,730 and 10,242,292 shares outstanding at December 31, 2007 and 2006, respectively)	33,911	33,911	0.0%
Surplus	20,172	19,931	1.2%
Treasury Stock at Par (3,953,661 and 3,322,099 shares, respectively)	(9,884)	(8,305)	19.0%
Retained Earnings	63,939	67,099	(4.7%)

	108,138	112,636	(4.0%)
Accumulated Other Comprehensive Income (Loss), Net of Tax	843	(4,070)	(120.7%)

TOTAL STOCKHOLDERS’ EQUITY	108,981	108,566	0.4%
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,470,581	1,392,649	5.6%

PRESS RELEASE January 15, 2008 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	12/31/07	12/31/06	Change	2007	2006	Change
INTEREST INCOME
Federal Funds Sold	$4	$177	(97.7%)	$140	$281	(50.2%)
United States Treasury Securities	101	110	(8.2%)	398	397	0.3%
Obligations of States & Political Subdivisions	1,469	1,163	26.3%	5,424	4,001	35.6%
Mortgage-Backed Securities	1,794	2,056	(12.7%)	7,672	7,982	(3.9%)
U.S. Government Agency Obligations	1,058	1,217	(13.1%)	4,576	4,879	(6.2%)
Corporate Bonds & Other Securities	119	85	40.0%	423	343	23.3%
Loans	17,666	17,187	2.8%	70,448	68,326	3.1%

Total Interest Income	22,211	21,995	1.0%	89,081	86,209	3.3%
INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,206	1,185	1.8%	4,838	4,791	1.0%
Time Certificates of $100,000 or more	1,343	978	37.3%	5,094	2,034	150.4%
Other Time Deposits	2,084	1,819	14.6%	8,181	6,714	21.8%
Federal Funds Purchased & Repurchase Agreements	696	721	(3.5%)	2,876	2,955	(2.7%)
Interest on Other Borrowings	1,032	826	24.9%	4,128	4,005	3.1%

Total Interest Expense	6,361	5,529	15.0%	25,117	20,499	22.5%
Net-interest Income	15,850	16,466	(3.7%)	63,964	65,710	(2.7%)
Provision for Loan Losses	225	21	971.4%	377	966	(61.0%)

Net-interest Income After Provision	15,625	16,445	(5.0%)	63,587	64,744	(1.8%)
OTHER INCOME
Service Charges on Deposit Accounts	1,397	1,335	4.6%	5,412	5,548	(2.5%)
Other Service Charges, Commissions & Fees	782	848	(7.8%)	2,981	3,097	(3.7%)
Fiduciary Fees	387	322	20.2%	1,409	1,252	12.5%
Other Operating Income	344	312	10.3%	793	775	2.3%

Total Other Income	2,910	2,817	3.3%	10,595	10,672	(0.7%)
OTHER EXPENSE
Salaries & Employee Benefits	6,011	5,978	0.6%	24,407	23,897	2.1%
Net Occupancy Expense	1,004	988	1.6%	4,069	3,950	3.0%
Equipment Expense	548	559	(2.0%)	2,208	2,113	4.5%
Other Operating Expense	2,280	2,549	(10.6%)	9,708	10,015	(3.1%)

Total Other Expense	9,843	10,074	(2.3%)	40,392	39,975	1.0%
Income Before Provision for Income Taxes	8,692	9,188	(5.4%)	33,790	35,441	(4.7%)
Provision for Income Taxes	3,088	3,591	(14.0%)	11,662	12,813	(9.0%)

NET INCOME	$5,604	$5,597	0.1%	$22,128	$22,628	(2.2%)

Average:
Common Shares Outstanding	9,676,500	10,238,718	(5.5%)	9,895,301	10,279,870	(3.7%)
Dilutive Stock Options	20,595	29,448	(30.1%)	20,642	23,639	(12.7%)

Average Total	9,697,095	10,268,166	(5.6%)	9,915,943	10,303,509	(3.8%)
EARNINGS PER COMMON SHARE
Basic	$0.58	$0.55	5.5%	$2.24	$2.20	1.8%
Diluted	$0.58	$0.55	5.5%	$2.23	$2.20	1.4%